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                                                                    EXHIBIT 99.1


                    [LETTERHEAD OF Stilwell FINANCIAL INC.]


NEWS RELEASE

Media Contact:                                Investor Contact:
 Peggy Landon (816-218-2455)                   Daniel P. Connealy (816-218-2412)
 Director of Investor and Public Relations     Vice President and Chief
                                               Financial Officer



               Stilwell Financial Reports Assets Under Management
                 Announces Second Quarter Earnings Presentation

     KANSAS CITY, Mo. (July 1, 2002) - As of the close of the market on June 28, 2002, Stilwell Financial Inc. (NYSE: SV) reported assets under management of approximately $161 billion. Preliminary average assets under management totaled $177 billion for the second quarter and approximately $183 billion for the six months ended June 30. The month-to-month change in Stilwell's assets under management is reflective of market conditions.

     Stilwell will release its second quarter earnings the morning of Thursday, July 25 and will discuss those results that afternoon at 1 p.m. EDT at Citibank, 153 East 53rd Street, 14th Floor, Room N, New York, NY. The discussion will be broadcast live on Stilwell's Web site at www.stilwellfinancial.com and for one week following, or interested parties can listen by telephoning (888) 664-0344. The presentation slides will also be available on Stilwell's Web site beginning July 25.

About Stilwell Financial Inc.

     Stilwell Financial Inc. is a diversified, global financial services company with subsidiaries and affiliates operating in North America, Europe and Asia. Stilwell owns approximately 92 percent of Janus Capital Management LLC, 90 percent of Berger Financial Group LLC, 81 percent of Nelson Money Managers Plc and 33 percent of DST Systems, Inc. (NYSE: DST).


     This press release includes statements concerning potential future events involving Stilwell Financial Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Annual Report on Form 10-K for the year ended December 31, 2001 on file with the Securities and Exchange Commission (Commission file no. 001-15253). Stilwell will not update any forward-looking statements made in this press release to reflect future events or developments.

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